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DAVIDSON & COMPANY      Chartered Accountants        A Partnership of
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                                                     Incorporated Professionals
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March 17, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated March 17, 2003 of Normark Ventures Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,


/s/ Davidson & Company


DAVIDSON & COMPANY
Chartered Accountants


cc:  Normark Ventures Corp.



                          A Member of SC INTERNATIONAL
                          ============================
    1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                  Telephone (604) 687-0947  Fax (604) 687-6172